UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2007
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)
10275 Science Center Drive, San Diego, California, 92121-1117
(Address of Principal Executive Offices) (Zip Code)
(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Ligand Pharmaceuticals Incorporated (the “Company”) entered into a sublease agreement (the “Sublease Agreement”) with eBIOSCIENCE, INC. (the “Subtenant”) which became effective on December 13, 2007, upon receipt of consent from the landlord of the underlying lease. Pursuant to the Sublease Agreement, the Company will sublease to the Subtenant approximately 52,800 square feet of rentable area consisting of the entire building at 10255 Science Center Drive, San Diego, California, 92121. The term of the Sublease Agreement will commence on January 1, 2008 and expire on July 30, 2015 (which is one day prior to the expiration of the underlying lease), with a base rent of $64,944 per month. Under the terms of the Sublease Agreement, beginning on January 1, 2009 and each January 1 thereafter, the base rent will be increased by three percent. In addition to base rent, Subtenant will be responsible for certain costs and charges specified in the Sublease Agreement, including operating costs, taxes and assessments, utilities and services, repairs and maintenance and the costs of management services. Upon execution of the Sublease Agreement, the Subtenant is required to provide a security deposit of $259,776 in cash.
     The Company will rent approximately 5,000 square feet from the Subtenant through February 2008. As a result of vacating the premises, in the first quarter of 2008, the Company expects to record a lease termination liability, representing the net present value of the remaining lease costs less estimated sublease income, in accordance with Statement of Financial Accounting Standards No. 146 (As Amended) “Accounting for Costs Associated with Exit or Disposal Activities” of approximately $6.5 million. This liability will be offset by the de-recognition of a deferred rent obligation of approximately $2.3 million recorded on the Company’s balance sheet, resulting in an expected net charge of $4.2 million in the first quarter of 2008. The charges that the Company expects to incur in connection with the lease are subject to a number of assumptions, and actual results may materially differ.
     This description of the Sublease Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Sublease Agreement, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Sublease Agreement is incorporated by reference herein and made a part hereof.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Sublease Agreement between Ligand Pharmaceuticals Incorporated and eBIOSCIENCE, INC., effective as of December 13, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED
By:	/s/ Charles S. Berkman
Name:	Charles S. Berkman
Title:	Vice President, General Counsel and Secretary

Date: December 19, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sublease Agreement between Ligand Pharmaceuticals Incorporated and eBIOSCIENCE, INC., effective as of December 13, 2007